3Q 2015 Earnings Release and Supplemental Information

Austin III
CyrusOne

Houston West III

New Texas Data Centers

CyrusOne
Built for Tomorrow. Ready Today.

Quarter Ending September 30, 2015

3Q 2015 Earnings Release and Supplemental Information

Table of Contents

Earnings Release 3
Consolidated Statements of Operations 8
Consolidated Balance Sheets 9
Consolidated Statements of Operations (5 quarters) 10
Consolidated Balance Sheets (5 quarters) 11
Consolidated Statement of Cash Flow 12
NOI and Reconciliation of Net Income (Loss) to Adjusted EBITDA 13
Reconciliation of Net Income (Loss) to FFO, Normalized FFO and AFFO 14
Market Capitalization Summary and Reconciliation of Net Debt 15
Colocation Square Footage (CSF) and Utilization 16
2015 Guidance 17
Data Center Portfolio 18
NRSF Under Development / Land Available for Future Development 20
Leasing Statistics - Lease Signings 21
Customer Diversification 22
Lease Distribution 23
Lease Expirations 24

Quarter Ending September 30, 2015

CyrusOne
Built for Tomorrow. Ready Today.

Exhibit 99.1

CyrusOne Reports Third Quarter 2015 Earnings
Year-over-Year Normalized FFO per Share Growth of 30% and Adjusted EBITDA Growth of 40%
2015 Normalized FFO Guidance Increased to a Range of $2.11 to $2.15 per Share

DALLAS (November 5, 2015) - Global data center service provider CyrusOne Inc. (NASDAQ: CONE), which specializes in providing highly reliable enterprise-class, carrier-neutral data center properties to the Fortune 1000, today announced third quarter 2015 earnings.

Highlights

•	Third quarter Normalized FFO per share of $0.57 increased 30% over the third quarter of 2014

•	Third quarter Adjusted EBITDA of $59.0 million increased 40% over the third quarter of 2014

•	Third quarter revenue of $111.2 million increased 31% over the third quarter of 2014

•	Leased 29,000 colocation square feet totaling $13 million in annualized GAAP revenue, with utilization increasing slightly to 89%

•	Added three Fortune 1000 companies as new customers, increasing the total number of Fortune 1000 customers to 169 as of the end of the quarter

•	Substantially completed the integration of Cervalis

•	Increased 2015 Normalized FFO per share guidance range to $2.11 to $2.15, with new midpoint up $0.03 from prior guidance midpoint

“This was another strong quarter for our company driven by the continued exponential growth in data and a secular outsourcing trend which is causing more enterprise companies to outsource more of their mission critical data center requirements to CyrusOne,” said Gary Wojtaszek president and chief executive officer of CyrusOne. “We are also glad to report that we have substantially completed the integration of Cervalis ahead of our initial timeline and believe that we are well positioned for growth in 2016.”

Third Quarter 2015 Financial Results
Normalized Funds From Operations (Normalized FFO)3 was $41.2 million for the third quarter, compared to $28.9 million in the same period in 2014, an increase of 43%. Normalized FFO per diluted common share or common share equivalent4 was $0.57 in the third quarter of 2015, an increase of 30%. Adjusted Funds From Operations (AFFO)5 was $42.8 million for the third quarter, compared to $29.1 million in the same period in 2014, an increase of 47%.
Revenue was $111.2 million for the third quarter, compared to $84.8 million for the same period in 2014, an increase of 31%. The increase in revenue was driven by a 27% increase in leased colocation square feet and additional interconnection services. Net operating income (NOI)1 was $69.0 million for the third quarter, compared to $51.8 million in the same period in 2014, an increase of 33%. Adjusted EBITDA2 was $59.0 million for the third quarter, compared to $42.2 million in the same period in 2014, an increase of 40%. The Adjusted EBITDA margin of 53.1% in the third quarter increased from 49.8% in the same period in 2014.
Leasing Activity
CyrusOne leased approximately 4.8 MW of power, or 29,000 colocation square feet (CSF), in the third quarter. Leases signed in the third quarter represent approximately $1.1 million in monthly recurring rent inclusive of the monthly impact of installation charges, or approximately $13 million in annualized contracted GAAP revenue6 excluding estimates for pass-through power. The Company added three new Fortune 10007 customers in the third quarter, bringing the total to 169 customers in the Fortune 1000 and 929 customers in total as of September 30, 2015. The weighted average lease term of the new leases based on square footage is 57 months. Recurring rent churn8 for the third quarter was 0.7%, compared to 2.9% for the same period in 2014.

Portfolio Utilization and Development
As of September 30, 2015, CyrusOne had approximately 1,512,000 CSF across 31 data centers, an increase of approximately 312,000, or 26%, from September 30, 2014. CSF utilization9 as of the end of the third quarter was 89%, up from 88% in the same period in 2014. In the third quarter, the Company commissioned a second data hall at its Northern Virginia facility, adding a total of approximately 37,000 CSF. CyrusOne currently has development projects underway in Austin, Houston, and San Antonio that will add 145,000 CSF and is also constructing a new facility in Phoenix that will add 150,000 NRSF. The Company is also expected to begin construction on the fifth data hall at its Carrollton location in Dallas in the fourth quarter, adding approximately 55,000 CSF.

Balance Sheet and Liquidity

As of September 30, 2015, the Company had $982.7 million of long term debt, cash and cash equivalents of $39.8 million, and $437.9 million available under its unsecured revolving credit facility. Net debt10 was $955.7 million as of September 30, 2015, approximately 29% of the Company's total enterprise value or 4.0x Adjusted EBITDA for the last quarter annualized. Available liquidity11 was $477.7 million as of September 30, 2015.

Dividend and Distribution
On August 5, 2015, the Company announced a dividend and distribution of $0.315 per share of common stock and common stock equivalent for the third quarter of 2015. The dividend and distribution was paid on October 15, 2015, to stockholders of record at the close of business on September 25, 2015.

Additionally, today the Company is announcing a dividend and distribution of $0.315 per share of common stock and common stock equivalent for the fourth quarter of 2015. The dividend and distribution will be paid on January 8, 2016, to stockholders of record at the close of business on December 24, 2015.

Guidance

CyrusOne is increasing its guidance for full year 2015 Normalized FFO per diluted common share or common share equivalent and increasing the lower end of the guidance range for Adjusted EBITDA. The Company is reaffirming its guidance for Revenue and Capital Expenditures.

The annual guidance provided below represents forward-looking statements, which are based on current economic conditions, internal assumptions about the Company's existing customer base and the supply and demand dynamics of the markets in which CyrusOne operates.

Category	Prior 2015 Guidance	Revised 2015 Guidance
Total Revenue	$398 - $404 million	$398 - $404 million
Base Revenue	$355 - $359 million	$355 - $359 million
Metered Power Reimbursements	$43 - $45 million	$43 - $45 million
Adjusted EBITDA	$209 - $213 million	$210 - $213 million
Normalized FFO per diluted common share or common share equivalent*	$2.07 - $2.13	$2.11 - $2.15
Capital Expenditures	$260 - $275 million	$260 - $275 million
Development**	$255 - $265 million	$255 - $265 million
Recurring	$5 - $10 million	$5 - $10 million

* Combined guidance assumes weighted average diluted common share or common share equivalents for 2015 of approximately 69.5 million.
** Development capital is inclusive of capital used for the acquisition of land for future development.

Upcoming Conferences and Events

•	NAREIT’s REITWorld conference on November 17-19 in Las Vegas, Nevada

Conference Call Details

CyrusOne will host a conference call on November 5, 2015, at 12:00 PM Eastern Time (11:00 AM Central Time) to discuss its results for the third quarter of 2015. A live webcast of the conference call will be available under the “Investor Relations” tab in the “Events and Presentations” section of the Company's website at http://investor.cyrusone.com/events.cfm. The U.S. conference call dial-in number is 1-866-652-5200, and the international dial-in number is 1-412-317-6060. A replay will be available one hour after the conclusion of the earnings call on November 5, 2015, until 9:00 AM Eastern Time (8:00 AM Central Time) on November 16, 2015. The U.S. toll-free replay dial-in number is 1-877-344-7529 and the international replay dial-in number is 1-412-317-0088. The replay access code is 10073899.

Safe Harbor
This release and the documents incorporated by reference herein contain forward-looking statements regarding future events and our future results that are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "predicts," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues," "endeavors," "strives," "may," variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including CyrusOne's Form 10-K report, Form 10-Q reports, and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.
Use of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures that management believes are helpful in understanding the Company's business, as further discussed within this press release. These financial measures, which include Funds From Operations, Normalized Funds From Operations, Adjusted EBITDA, Net Operating Income, Adjusted Net Operating Income, and Net Debt should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables that accompany this release and are available in the Investor Relations section of www.cyrusone.com.
Management uses FFO, Normalized FFO, Adjusted EBITDA, NOI, Adjusted NOI, and AFFO as supplemental performance measures because they provide performance measures that, when compared year over year, capture trends in occupancy rates, rental rates and operating costs. The Company also believes that, as widely recognized measures of the performance of real estate investment trusts (REITs) and other companies, these measures will be used by investors as a basis to compare its operating performance with that of other companies. Other companies may not calculate these measures in the same manner, and, as presented, they may not be comparable to others. Therefore, FFO, Normalized FFO, NOI, Adjusted NOI, AFFO and Adjusted EBITDA should be considered only as supplements to net income as measures of our performance. FFO, Normalized FFO, NOI, Adjusted NOI, AFFO and Adjusted EBITDA should not be used as measures of liquidity or as indicative of funds available to fund the Company's cash needs, including the ability to make distributions. These measures also should not be used as substitutes for cash flow from operating activities computed in accordance with U.S. GAAP.
1Net Operating Income (NOI) is defined as revenue less property operating expenses. Amortization of deferred leasing costs is presented in depreciation and amortization, which is excluded from NOI. CyrusOne has not historically incurred any tenant improvement costs. Our sales and marketing costs consist of salaries and benefits for our internal sales staff, travel and entertainment, office supplies, marketing and advertising costs. General and administrative costs include salaries and benefits of our senior management and support functions, legal and consulting costs, and other administrative costs. Marketing and advertising costs are not property-specific, rather these costs support our entire portfolio. As a result, we have excluded these marketing and advertising costs from our NOI calculation, consistent with the treatment of general and administrative costs, which also support our entire portfolio. From time to time, there may be non-recurring costs in property operating expenses, and as a result the Company may present Adjusted Net Operating Income (Adjusted NOI) to exclude the impacts of those costs.
2Adjusted EBITDA is defined as net income (loss) as defined by U.S. GAAP before noncontrolling interests plus interest expense, income tax (benefit) expense, depreciation and amortization, non-cash compensation, transaction costs and transaction-related compensation, including acquisition pursuit and integration costs, restructuring costs, severance costs, loss on extinguishment of debt, asset impairments and (gain) loss on disposals, lease exit costs, and other special items. Other companies may not calculate Adjusted EBITDA in the same manner. Accordingly, the Company's Adjusted EBITDA as presented may not be comparable to others.

3Normalized Funds From Operations (Normalized FFO) is defined as Funds From Operations (FFO) plus transaction costs, including acquisition pursuit and integration costs, transaction-related compensation, (gain) loss on extinguishment of debt, restructuring costs, severance costs, lease exit costs, legal claim costs, and other special items. FFO is net (loss) income computed in accordance with U.S. GAAP before noncontrolling interests, (gain) loss from sales of real estate improvements, real estate-related depreciation and amortization, amortization of customer relationship intangibles, and real estate and customer relationship intangible impairments. Because the value of the customer relationship intangibles is inextricably connected to the real estate acquired, CyrusOne believes the amortization and impairments of such intangibles is analogous to real estate depreciation and impairments; therefore, the Company adds the customer relationship intangible amortization and impairments back for similar treatment with real estate depreciation and impairments. The Company believes its Normalized FFO calculation provides a comparable measure to that used by others in the industry.
4Normalized FFO per diluted common share or common share equivalent is defined as Normalized FFO divided by the average diluted common shares and common share equivalents outstanding for the quarter, which were 72,624,898 for the third quarter of 2015.
5Adjusted Funds From Operations (AFFO) is defined as Normalized FFO plus amortization of deferred financing costs, non-cash compensation, and non-real estate depreciation and amortization, less deferred revenue and straight line rent adjustments, leasing commissions, recurring capital expenditures, and non-cash corporate income tax benefit and expense.
6Annualized GAAP revenue is equal to monthly recurring rent, defined as average monthly contractual rent during the term of the lease plus the monthly impact of installation charges, multiplied by 12. It can be shown both inclusive and exclusive of the Company’s estimate of customer reimbursements for metered power.
7Fortune 1000 customers include subsidiaries whose ultimate parent is a Fortune 1000 company or a foreign or private company of equivalent size.
8Recurring rent churn is calculated as any reduction in recurring rent due to customer terminations, service reductions or net pricing decreases as a percentage of rent at the beginning of the period, excluding any impact from metered power reimbursements or other usage-based billing.

9Utilization is calculated by dividing CSF under signed leases for available space (whether or not the contract has commenced billing) by total CSF. Utilization rate differs from percent leased presented in the Data Center Portfolio table because utilization rate excludes office space and supporting infrastructure net rentable square footage and includes CSF for signed leases that have not commenced billing. Management uses utilization rate as a measure of CSF leased.
10Net debt provides a useful measure of liquidity and financial health. The Company defines Net Debt as long-term debt and capital lease obligations, offset by cash, cash equivalents, and temporary cash investments.
11Liquidity is calculated as cash, cash equivalents, and temporary cash investments on hand, plus the undrawn capacity on CyrusOne's revolving credit facility.

About CyrusOne

CyrusOne (NASDAQ: CONE) specializes in highly reliable enterprise-class, carrier-neutral data center properties. The Company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for more than 925 customers, including nine of the Fortune 20 and 169 of the Fortune 1000 companies.

CyrusOne's data center offerings provide the flexibility, reliability, and security that enterprise customers require and are delivered through a tailored, customer service-focused platform designed to foster long-term relationships. CyrusOne is committed to full transparency in communication, management, and service delivery throughout its more than 30 data centers worldwide.

# # #

Investor Relations:
Michael Schafer
972-350-0060
investorrelations@cyrusone.com

CyrusOne Inc.
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
			Change				Change
	2015	2014	$	%	2015	2014	$	%
Revenue	$111.2	$84.8	$26.4	31%	$286.0	$244.0	$42.0	17%
Costs and expenses:
Property operating expenses	42.2	33.0	9.2	28%	107.3	92.5	14.8	16%
Sales and marketing	3.2	3.2	—	—%	8.9	9.7	(0.8)	(8)%
General and administrative	12.5	9.0	3.5	39%	31.5	24.7	6.8	28%
Depreciation and amortization	39.1	30.0	9.1	30%	101.6	87.4	14.2	16%
Transaction and acquisition integration costs	1.8	—	1.8	n/m	11.5	0.9	10.6	n/m
Asset impairments and loss on disposal of assets	4.9	—	4.9	n/m	13.5	—	13.5	n/m
Total costs and expenses	103.7	75.2	28.5	38%	274.3	215.2	59.1	27%
Operating income	7.5	9.6	(2.1)	(22)%	11.7	28.8	(17.1)	(59)%
Interest expense	12.1	9.0	3.1	34%	29.2	30.4	(1.2)	(4)%
Net (loss) income before income taxes	(4.6)	0.6	(5.2)	n/m	(17.5)	(1.6)	(15.9)	n/m
Income tax expense	(0.7)	(0.4)	(0.3)	75%	(1.5)	(1.1)	(0.4)	36%
Net (loss) income	(5.3)	0.2	(5.5)	n/m	(19.0)	(2.7)	(16.3)	n/m
Noncontrolling interest in net (loss) income	(0.7)	0.1	(0.8)	n/m	(4.6)	(1.9)	(2.7)	n/m
Net (loss) income attributed to common stockholders	$(4.6)	$0.1	$(4.7)	n/m	$(14.4)	$(0.8)	$(13.6)	n/m
Loss per common share - basic and diluted	$(0.08)	$—	$(0.08)	n/m	$(0.30)	$(0.06)	$(0.24)	n/m

CyrusOne Inc.
Condensed Consolidated Balance Sheets
(Dollars in millions)
(Unaudited)

	September 30,	December 31,	Change
	2015	2014	$	%
Assets
Investment in real estate:
Land	$93.0	$89.7	$3.3	4%
Buildings and improvements	897.7	812.6	85.1	10%
Equipment	555.6	349.1	206.5	59%
Construction in progress	187.1	127.0	60.1	47%
Subtotal	1,733.4	1,378.4	355.0	26%
Accumulated depreciation	(404.4)	(327.0)	(77.4)	24%
Net investment in real estate	1,329.0	1,051.4	277.6	26%
Cash and cash equivalents	39.8	36.5	3.3	9%
Rent and other receivables	74.5	60.9	13.6	22%
Restricted cash	7.1	—	7.1	n/m
Goodwill	453.4	276.2	177.2	64%
Intangible assets, net	175.7	68.9	106.8	n/m
Due from affiliates	1.3	0.8	0.5	63%
Other assets	100.8	91.8	9.0	10%
Total assets	$2,181.6	$1,586.5	$595.1	38%
Liabilities and Equity
Accounts payable and accrued expenses	$116.3	$69.9	$46.4	66%
Deferred revenue	74.1	65.7	8.4	13%
Due to affiliates	2.7	7.3	(4.6)	n/m
Capital lease obligations	12.8	13.4	(0.6)	(4)%
Long-term debt	982.7	659.8	322.9	49%
Other financing arrangements	151.9	53.4	98.5	n/m
Total liabilities	1,340.5	869.5	471.0	54%
Shareholders’ Equity:
Preferred stock, $.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	—%
Common stock, $.01 par value, 500,000,000 shares authorized and 66,245,906 and 38,651,517 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	0.6	0.4	0.2	50%
Additional paid in capital	912.3	516.5	395.8	77%
Accumulated deficit	(124.3)	(55.9)	(68.4)	n/m
Accumulated other comprehensive loss	(0.7)	(0.3)	(0.4)	n/m
Total shareholders’ equity	787.9	460.7	327.2	71%
Noncontrolling interest	53.2	256.3	(203.1)	(79)%
Total equity	841.1	717.0	124.1	17%
Total liabilities and shareholders’ equity	$2,181.6	$1,586.5	$595.1	38%

CyrusOne Inc.
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share amounts)
(Unaudited)

For the three months ended:	September 30,	June 30,	March 31	December 31,	September 30,
	2015	2015	2015	2014	2014
Revenue:
Base revenue	$98.7	$78.8	$75.9	$75.4	$73.9
Metered Power reimbursements	12.5	10.3	9.8	11.5	10.9
Total revenue	111.2	89.1	85.7	86.9	84.8
Costs and expenses:
Property operating expenses	42.2	32.8	32.3	32.0	33.0
Sales and marketing	3.2	2.8	2.9	3.1	3.2
General and administrative	12.5	9.9	9.1	9.9	9.0
Depreciation and amortization	39.1	31.4	31.1	30.6	30.0
Transaction costs and acquisition integration costs	1.8	9.6	0.1	0.1	—
Asset impairments and loss on disposal of assets	4.9	—	8.6	—	—
Total costs and expenses	103.7	86.5	84.1	75.7	75.2
Operating income	$7.5	$2.6	$1.6	$11.2	$9.6
Interest expense	12.1	8.7	8.4	9.1	9.0
Loss on extinguishment of debt	—	—	—	13.6	—
Net (loss) income before income taxes	(4.6)	(6.1)	(6.8)	(11.5)	0.6
Income tax expense	(0.7)	(0.4)	(0.4)	(0.3)	(0.4)
Net (loss) income from continuing operations	(5.3)	(6.5)	(7.2)	(11.8)	0.2
Noncontrolling interest in net (loss) income	(0.7)	(1.0)	(2.9)	(4.8)	0.1
Net (loss) income attributed to common stockholders	$(4.6)	$(5.5)	$(4.3)	$(7.0)	$0.1
Loss per common share - basic and diluted	$(0.08)	$(0.11)	$(0.12)	$(0.19)	$—

CyrusOne Inc.
Condensed Consolidated Balance Sheets
(Dollars in millions)
(Unaudited)

	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Assets
Investment in real estate:
Land	$93.0	$93.0	$93.0	$89.7	$89.7
Buildings and improvements	897.7	824.2	820.8	812.6	796.6
Equipment	555.6	423.4	382.7	349.1	312.5
Construction in progress	187.1	125.8	121.0	127.0	120.9
Subtotal	1,733.4	1,466.4	1,417.5	1,378.4	1,319.7
Accumulated depreciation	(404.4)	(375.4)	(350.1)	(327.0)	(303.5)
Net investment in real estate	1,329.0	1,091.0	1,067.4	1,051.4	1,016.2
Cash and cash equivalents	39.8	413.5	26.0	36.5	30.4
Rent and other receivables	74.5	56.3	53.9	60.9	59.1
Restricted cash	7.1	—	—	—	—
Goodwill	453.4	276.2	276.2	276.2	276.2
Intangible assets, net	175.7	61.6	65.3	68.9	73.2
Due from affiliates	1.3	1.7	1.4	0.8	1.3
Other assets	100.8	91.4	86.4	91.8	81.6
Total assets	$2,181.6	$1,991.7	$1,576.6	$1,586.5	$1,538.0
Liabilities and Equity
Accounts payable and accrued expenses	$116.3	$90.0	$67.1	$69.9	$100.2
Deferred revenue	74.1	66.5	65.5	65.7	66.1
Due to affiliates	2.7	174.9	9.1	7.3	7.4
Capital lease obligations	12.8	12.1	12.6	13.4	14.2
Long-term debt	982.7	729.8	679.8	659.8	555.0
Other financing arrangements	151.9	52.8	51.3	53.4	55.1
Total liabilities	1,340.5	1,126.1	885.4	869.5	798.0
Shareholders’ Equity:
Preferred stock, $.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	—	—
Common stock, $.01 par value, 500,000,000 shares authorized	0.6	0.6	0.4	0.4	0.4
Additional paid in capital	912.3	908.3	518.9	516.5	513.7
Accumulated deficit	(124.3)	(98.9)	(72.5)	(55.9)	(40.8)
Accumulated other comprehensive loss	(0.7)	(0.3)	(0.6)	(0.3)	—
Total shareholders’ equity	787.9	809.7	446.2	460.7	473.3
Noncontrolling interest	53.2	55.9	245.0	256.3	266.7
Total shareholders' equity	841.1	865.6	691.2	717.0	740.0
Total liabilities and shareholders’ equity	$2,181.6	$1,991.7	$1,576.6	$1,586.5	$1,538.0

CyrusOne Inc.
Condensed Consolidated Statements of Cash Flow
(Dollars in millions)
(Unaudited)

	Nine Months Ended September 30, 2015	Nine Months Ended September 30, 2014	Three Months Ended September 30, 2015	Three Months Ended September 30, 2014
Cash flows from operating activities:
Net loss	$(19.0)	$(2.7)	$(5.3)	$0.2
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	101.6	87.4	39.1	30.0
Noncash interest expense	2.3	2.7	0.9	0.9
Stock-based compensation expense	10.5	7.6	4.3	2.6
Provision for bad debt write off	0.3	0.9	0.1	0.3
Asset impairments and loss on disposal	13.5	—	4.9	—
Change in operating assets and liabilities:
Rent receivables and other assets	(16.9)	(31.3)	(9.1)	0.1
Accounts payable and accrued expenses	9.9	14.1	4.5	11.6
Deferred revenues	0.8	10.2	—	(0.6)
Due to affiliates	(1.5)	(0.6)	0.4	(0.8)
Net cash provided by operating activities	101.5	88.3	39.8	44.3
Cash flows from investing activities:
Capital expenditures – acquisitions of real estate	(17.3)	—	—	—
Capital expenditures – other development	(140.9)	(194.9)	(66.7)	(78.1)
Business acquisitions, net of cash acquired	(398.4)	—	(398.4)	—
Net cash used in investing activities	(556.6)	(194.9)	(465.1)	(78.1)
Cash flows from financing activities:
Issuance of common stock	799.3	355.9	—	—
Stock issuance costs	(0.8)	(1.3)	(0.2)	(0.8)
Acquisition of operating partnership units	(596.4)	(355.9)	(170.4)	—
Dividends paid	(58.3)	(37.4)	(24.5)	(13.4)
Borrowings from credit facility	220.0	30.0	150.0	30.0
Proceeds from issuance of debt	103.8	—	103.8	—
Payments on capital leases and other financing arrangements	(3.8)	(3.1)	(1.7)	(0.9)
Debt issuance costs	(5.4)	—	(5.4)	—
Net cash provided by (used in) financing activities	458.4	(11.8)	51.6	14.9
Net increase (decrease) in cash and cash equivalents	3.3	(118.4)	(373.7)	(18.9)
Cash and cash equivalents at beginning of period	36.5	148.8	413.5	49.3
Cash and cash equivalents at end of period	$39.8	$30.4	$39.8	$30.4

	Nine Months Ended September 30, 2015	Nine Months Ended September 30, 2014	Three Months Ended September 30, 2015	Three Months Ended September 30, 2014
Supplemental disclosures of cash flow information
Cash paid for interest	$21.4	$22.4	$2.9	$1.9
Cash paid for income taxes	2.5	0.4	0.6	—
Supplemental disclosures of noncash investing and financing activities
Capitalized interest	4.2	3.0	1.7	2.1
Acquisition of property in accounts payable and other liabilities	37.9	50.1	37.9	5.1
Dividends declared	23.5	14.1	23.5	14.1
Debt issuance costs	0.3	—	0.3	—

CyrusOne Inc.
Net Operating Income and Reconciliation of Net Income (Loss) to Adjusted EBITDA
(Dollars in millions)
(Unaudited)

	Nine Months Ended				Three Months Ended
	September 30,		Change		September 30,	June 30,	March 31,	December 31,	September 30,
	2015	2014	$	%	2015	2015	2015	2014	2014
Net Operating Income
Revenue	$286.0	$244.0	$42.0	17%	$111.2	$89.1	$85.7	$86.9	$84.8
Property operating expenses	107.3	92.5	14.8	16%	42.2	32.8	32.3	32.0	33.0
Net Operating Income (NOI)	178.7	151.5	27.2	18%	69.0	56.3	53.4	54.9	51.8
Add Back: Lease exit costs	1.1	—	1.1	n/m	0.4	—	0.7	—	—
Adjusted Net Operating Income (Adjusted NOI)	$179.8	$151.5	$28.3	19%	$69.4	$56.3	$54.1	$54.9	$51.8
Adjusted NOI as a % of Revenue	62.9%	62.1%			62.4%	63.2%	63.1%	63.2%	61.1%
Reconciliation of Net (Loss) Income to Adjusted EBITDA:
Net (loss) income	(19.0)	$(2.7)	$(16.3)	n/m	$(5.3)	$(6.5)	$(7.2)	$(11.8)	$0.2
Adjustments:
Interest expense	29.2	30.4	(1.2)	(4)%	12.1	8.7	8.4	9.1	9.0
Income tax expense	1.5	1.1	0.4	36%	0.7	0.4	0.4	0.3	0.4
Depreciation and amortization	101.6	87.4	14.2	16%	39.1	31.4	31.1	30.6	30.0
Transaction and acquisition integration costs	11.5	0.9	10.6	n/m	1.8	9.6	0.1	0.1	—
Legal claim costs	0.3	—	0.3	n/m	—	0.3	—	—	—
Stock-based compensation	9.6	7.6	2.0	26%	3.4	3.2	3.0	2.7	2.6
Severance	1.9	—	1.9	n/m	1.9	—	—	—	—
Loss on extinguishment of debt	—	—	—	n/m	—	—	—	13.6	—
Lease exit costs	1.1	—	1.1	n/m	0.4	—	0.7	—	—
Asset impairments and loss on disposals	13.5	—	13.5	n/m	4.9	—	8.6	—	—
Adjusted EBITDA	$151.2	$124.7	$26.5	21%	$59.0	$47.1	$45.1	$44.6	$42.2
Adjusted EBITDA as a % of Revenue	52.9%	51.1%			53.1%	52.9%	52.6%	51.3%	49.8%

CyrusOne Inc.
Reconciliation of Net Income (Loss) to FFO, Normalized FFO, and AFFO
(Dollars in millions)
(Unaudited)

	Nine Months Ended				Three Months Ended
	September 30,		Change		September 30,	June 30,	March 31,	December 31,	September 30,
	2015	2014	$	%	2015	2015	2015	2014	2014
Reconciliation of Net (Loss) Income to FFO and Normalized FFO:
Net (loss) income	$(19.0)	$(2.7)	$(16.3)	n/m	$(5.3)	$(6.5)	$(7.2)	$(11.8)	$0.2
Adjustments:
Real estate depreciation and amortization	84.2	70.8	13.4	19%	31.9	26.3	26.0	25.1	24.5
Asset impairments and loss on disposal	13.5	—	13.5	n/m	4.9	—	8.6	—	—
Funds from Operations (FFO)	$78.7	$68.1	$10.6	16%	$31.5	$19.8	$27.4	$13.3	$24.7
Loss on extinguishment of debt	—	—	—	n/m	—	—	—	13.6	—
Amortization of customer relationship intangibles	12.9	12.7	0.2	2%	5.6	3.7	3.6	4.2	4.2
Transaction and acquisition integration costs	11.6	0.9	10.7	n/m	1.9	9.6	0.1	0.1	—
Severance	1.9	—	1.9	n/m	1.9	—	—	—	—
Legal claim costs	0.3	—	0.3	n/m	—	0.3	—	—	—
Lease exit costs	1.1	—	1.1	n/m	0.3	—	0.8	—	—
Normalized Funds from Operations (Normalized FFO)	$106.5	$81.7	$24.8	30%	$41.2	$33.4	$31.9	$31.2	$28.9
Normalized FFO per diluted common share or common share equivalent	$1.57	$1.25	$0.32	26%	$0.57	$0.50	$0.49	$0.48	$0.44
Weighted Average diluted common share and common share equivalent outstanding	67.9	65.3	2.6	4%	72.6	66.0	65.5	65.3	65.3
Reconciliation of Normalized FFO to AFFO:
Normalized FFO	$106.5	$81.7	$24.8	30%	$41.2	$33.4	$31.9	$31.2	$28.9
Adjustments:
Amortization of deferred financing costs	2.3	2.7	(0.4)	(15)%	0.9	0.7	0.7	0.7	0.9
Stock-based compensation	9.6	7.6	2.0	26%	3.5	3.1	3.0	2.7	2.6
Non-real estate depreciation and amortization	4.5	3.8	0.7	18%	1.6	1.4	1.5	1.4	1.2
Deferred revenue and straight line rent adjustments	(3.3)	(8.2)	4.9	(60)%	(1.6)	(0.3)	(1.4)	(2.3)	(1.5)
Leasing commissions	(3.6)	(2.9)	(0.7)	24%	(1.6)	(1.5)	(0.5)	(2.9)	(0.9)
Recurring capital expenditures	(1.7)	(2.8)	1.1	(39)%	(1.2)	(0.3)	(0.2)	(1.0)	(2.1)
Adjusted Funds from Operations (AFFO)	$114.3	$81.9	$32.4	40%	$42.8	$36.5	$35.0	$29.8	$29.1

CyrusOne Inc.
Market Capitalization Summary and Reconciliation of Net Debt
(Unaudited)

Market Capitalization

	Shares or Equivalents Outstanding	Market Price as of September 30, 2015	Market Value Equivalents (in millions)
Common shares	66,245,906	$32.66	$2,163.6
Operating Partnership units	6,346,835	$32.66	207.3
Net Debt			955.7
Total Enterprise Value (TEV)			$3,326.6
Net Debt as a % of TEV			28.7%
Net Debt to LQA Adjusted EBITDA			4.0x

Reconciliation of Net Debt

(dollars in millions)	September 30,	December 31,
	2015	2014
Long-term debt	$982.7	$659.8
Capital lease obligations	12.8	13.4
Less:
Cash and cash equivalents	(39.8)	(36.5)
Net Debt	$955.7	$636.7

CyrusOne Inc.
Colocation Square Footage (CSF) and Utilization
(Unaudited)

	As of September 30, 2015		As of December 31, 2014		As of September 30, 2014
Market	Colocation Space (CSF)(a)	CSF Utilized(b)	Colocation Space (CSF)(a)	CSF Utilized(b)	Colocation Space (CSF)(a)	CSF Utilized(b)
Cincinnati	419,589	91%	420,223	90%	419,301	89%
Dallas	350,946	88%	294,969	86%	294,873	85%
Houston	255,094	87%	255,094	85%	268,094	89%
Phoenix	149,620	100%	114,026	100%	77,528	99%
New York Metro	121,434	87%	—	n/a	—	n/a
Northern Virginia	74,653	69%	—	n/a	—	n/a
Austin	59,995	99%	59,995	87%	59,995	76%
San Antonio	43,843	100%	43,843	100%	43,843	100%
Chicago	23,298	53%	23,298	58%	23,298	56%
International	13,200	80%	13,200	80%	13,200	80%
Total Footprint	1,511,672	89%	1,224,648	88%	1,200,132	88%

(a)	CSF represents the NRSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment.

(b)	Utilization is calculated by dividing CSF under signed leases for colocation space (whether or not the lease has commenced billing) by total CSF.

CyrusOne Inc.
2015 Guidance

Category	Prior 2015 Guidance	Revised 2015 Guidance
Total Revenue	$398 - $404 million	$398 - $404 million
Base Revenue	$355 - $359 million	$355 - $359 million
Metered Power Reimbursements	$43 - $45 million	$43 - $45 million
Adjusted EBITDA	$209 - $213 million	$210 - $213 million
Normalized FFO per diluted common share or common share equivalent*	$2.07 - $2.13	$2.11 - $2.15
Capital Expenditures	$260 - $275 million	$260 - $275 million
Development**	$255 - $265 million	$255 - $265 million
Recurring	$5 - $10 million	$5 - $10 million

*	Combined guidance assumes weighted average diluted common share or common share equivalents for 2015 of approximately 69.5 million.
**	Development capital is inclusive of capital used for the acquisition of land for future development

CyrusOne Inc.
Data Center Portfolio
As of September 30, 2015
(Unaudited)

			Operating Net Rentable Square Feet (NRSF)(a)							Powered Shell Available for Future Development (NRSF)(j)	Available Critical Load Capacity (MW)(k)
Facilities	Metro Area	Annualized Rent(b)	Colocation Space (CSF)(c)	CSF Leased(d)	CSF Utilized(e)	Office & Other(f)	Office & Other Leased (g)	Supporting Infrastructure(h)	Total(i)
Westway Park Blvd., Houston, TX (Houston West 1)	Houston	$48,358,121	112,133	96%	96%	10,563	98%	36,756	159,452	3,000	28
West Seventh St., Cincinnati, OH (7th Street)***	Cincinnati	39,003,161	212,030	93%	94%	5,744	100%	171,156	388,930	37,000	13
S. State Highway 121 Business Lewisville, TX (Lewisville)*	Dallas	37,165,050	108,687	96%	100%	11,374	97%	59,345	179,406	—	18
W. Frankford, Carrollton, TX (Carrollton)	Dallas	34,615,470	226,604	79%	82%	29,420	94%	89,107	345,131	199,000	24
Madison Road (Totowa)**	New York	28,842,869	51,242	84%	84%	22,477	100%	58,964	132,683	—	6
Southwest Fwy., Houston, TX (Galleria)	Houston	26,462,397	63,469	75%	76%	23,259	51%	24,927	111,655	—	14
Myer Conners Rd (Wappingers Falls)**	New York	25,672,838	37,000	97%	97%	12,485	95%	22,087	71,572	—	3
South Ellis Street Chandler, AZ (Phoenix 1)	Phoenix	22,982,062	77,504	100%	100%	34,501	11%	38,697	150,702	31,000	27
Kingsview Dr., Lebanon, OH (Lebanon)	Cincinnati	22,337,333	65,303	86%	87%	44,886	72%	52,950	163,139	65,000	14
Westover Hills Blvd, San Antonio, TX (San Antonio 1)	San Antonio	19,410,208	43,843	100%	100%	5,989	83%	45,606	95,438	11,000	12
Westway Park Blvd., Houston, TX (Houston West 2)	Houston	16,625,900	79,492	79%	82%	3,355	62%	55,018	137,865	12,000	12
Industrial Rd., Florence, KY (Florence)	Cincinnati	14,946,370	52,698	100%	100%	46,848	87%	40,374	139,920	—	9
Metropolis Dr., Austin, TX (Austin 2)	Austin	12,983,625	43,772	93%	100%	1,821	100%	22,430	68,023	—	5
Riverbend Drive South (Stamford)**	New York	12,919,725	20,000	92%	92%	—	—%	8,484	28,484	—	2
South Ellis Street Chandler, AZ (Phoenix 2)	Phoenix	10,903,428	72,116	100%	100%	5,618	38%	25,516	103,250	4,000	12
Knightsbridge Dr., Hamilton, OH (Hamilton)*	Cincinnati	9,536,675	46,565	77%	79%	1,077	100%	35,336	82,978	—	10
Parkway Dr., Mason, OH (Mason)	Cincinnati	5,803,912	34,072	100%	100%	26,458	98%	17,193	77,723	—	4
E. Ben White Blvd., Austin, TX (Austin 1)	Austin	5,765,200	16,223	87%	87%	21,476	100%	7,517	45,216	—	2
Midway Rd., Carrollton, TX (Midway)**	Dallas	5,408,662	8,390	100%	100%	—	—%	—	8,390	—	1
Kestral Way (London)**	London	4,992,511	10,000	99%	99%	—	—%	514	10,514	—	1
Ridgetop Circle, Sterling, VA (Northern Virginia)	Sterling	4,946,915	74,653	47%	69%	1,901	100%	52,605	129,159	3,000	12
Norden Place (Norwalk)**	New York	3,135,624	13,192	67%	67%	4,085	72%	40,610	57,887	87,000	2
Marsh Lane, Carrollton, TX (Marsh Ln)**	Dallas	2,387,635	4,245	100%	100%	—	—%	—	4,245	—	1
Springer St., Lombard, IL (Lombard)	Chicago	2,307,326	13,516	71%	71%	4,115	100%	12,230	29,861	29,000	3
Omega Drive (Stamford)**	New York	1,493,004	—	—%	—%	18,513	87%	2,829	21,342	—	—
Bryan St., Dallas, TX (Bryan St)**	Dallas	934,154	3,020	51%	51%	—	—%	—	3,020	—	1
McAuley Place, Blue Ash, OH (Blue Ash)*	Cincinnati	551,116	6,193	39%	39%	6,950	100%	2,166	15,309	—	1
E. Monroe St., South Bend, IN (Monroe St.)	South Bend	475,740	6,350	22%	22%	—	—%	6,478	12,828	4,000	1
Crescent Circle, South Bend, IN (Blackthorn)*	South Bend	431,675	3,432	32%	40%	—	—%	5,125	8,557	11,000	1
Westway Park Blvd., Houston, TX (Houston West 3)	Houston	417,504	—	—%	—%	8,564	100%	5,304	13,868	—	—
Commerce Road (Totowa)**	New York	296,520	—	—%	—%	20,460	30%	5,540	26,000	—	—
Jurong East (Singapore)**	Singapore	290,529	3,200	19%	19%	—	—%	—	3,200	—	1
Goldcoast Dr., Cincinnati, OH (Goldcoast)	Cincinnati	95,700	2,728	—%	—%	5,280	100%	16,481	24,489	14,000	1
Total		$422,498,959	1,511,672	86%	89%	377,219	77%	961,345	2,850,236	510,000	235

*	Indicates properties in which we hold a leasehold interest in the building shell and land. All data center infrastructure has been constructed by us and owned by us.

**	Indicates properties in which we hold a leasehold interest in the building shell, land, and all data center infrastructure.

*** The information provided for the West Seventh Street (7th St.) property includes data for two facilities, one of which we lease and one of which we own.

(a)	Represents the total square feet of a building under lease or available for lease based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.

(b)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of September 30, 2015, multiplied by 12. For the month of September 2015, customer reimbursements were $49.5 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From October 1, 2013 through September 30, 2015, customer reimbursements under leases with separately metered power constituted between 9.0% and 14.2% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of September 30, 2015 was $431.7 million. Our annualized effective rent was greater than our annualized rent as of September 30, 2015 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

(c)	CSF represents the NRSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment.

(d)
Percent leased is determined based on CSF being billed to customers under signed leases as of September 30, 2015 divided by total CSF. Leases signed but not commenced as of September 30, 2015 are not included.

(e)	Utilization is calculated by dividing CSF under signed leases for colocation space (whether or not the lease has commenced billing) by total CSF.

(f)	Represents the NRSF at an operating facility that is currently leased or readily available for lease as space other than CSF, which is typically office and other space.

(g)
Percent leased is determined based on Office & Other space being billed to customers under signed leases as of September 30, 2015 divided by total Office & Other space. Leases signed but not commenced as of September 30, 2015 are not included.

(h)	Represents infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.

(i)	Represents the NRSF at an operating facility that is currently leased or readily available for lease. This excludes existing vacant space held for development.

(j)	Represents space that is under roof that could be developed in the future for operating NRSF, rounded to the nearest 1,000.

(k)
Critical load capacity represents the aggregate power available for lease and exclusive use by customers expressed in terms of megawatts. The capacity reported is for non-redundant megawatts, as we can develop flexible solutions to our customers at multiple resiliency levels. Does not sum to total due to rounding.

CyrusOne Inc.
NRSF Under Development
As of September 30, 2015
(Dollars in millions)
(Unaudited)

			NRSF Under Development(a)						Under Development Costs(b)
Facilities	Metropolitan Area	Estimated Completion Date	Colocation Space (CSF)	Office & Other	Supporting Infrastructure	Powered Shell(c)	Total	Critical Load Capacity (MW)[d]	Actual to Date(e)	Estimated Costs to Completion(b)	Total
Westover Hills Blvd. (San Antonio 2)	San Antonio	Q1 '16	30,000	20,000	25,000	49,000	124,000	3.0	28	12-15	40-43
Westway Park Blvd. (Houston West 3)	Houston	Q4 '15	53,000	—	32,000	213,000	298,000	6.0	45	8-11	53-56
Phoenix 3	Phoenix	Q2 '16	—	—	—	150,000	150,000	—	4	6-8	10-12
Metropolis Drive (Austin 4)	Austin	Q4 '15	62,000	15,000	22,000	67,000	166,000	3.0	36	7-10	43-46
W. Frankford (Carrollton)	Dallas	Q1 '16	55,000	—	18,000	—	73,000	6.0	3	23-27	26-30
Total			200,000	35,000	97,000	479,000	811,000	18.0	$116	$56-71	$172-187

(a)
Represents NRSF at a facility for which activities have commenced or are expected to commence in the next 2 quarters to prepare the space for its intended use. Estimates and timing are subject to change.

(b)	Represents management’s estimate of the total costs required to complete the current NRSF under development. There may be an increase in costs if customers require greater power density.

(c)	Represents NRSF under construction that, upon completion, will be powered shell available for future development into operating NRSF.

(d)
Critical load capacity represents the aggregate power available for lease and exclusive use by customers expressed in terms of megawatts. The capacity reported is for non-redundant megawatts, as we can develop flexible solutions to our customers at multiple resiliency levels. Does not sum to total due to rounding.

(e)	Actual to date is the cash investment as of September 30, 2015. There may be accruals above this amount for work completed, for which cash has not yet been paid.

CyrusOne Inc.
Land Available for Future Development (Acres)
As of September 30, 2015
(Unaudited)

As of
Market	September 30, 2015
Cincinnati	98
Dallas	—
Houston	20
Virginia	10
Austin	22
Phoenix	27
San Antonio	13
Chicago	—
New York Metro	—
International	—
Total Available	190

CyrusOne Inc.
Leasing Statistics - Lease Signings
As of September 30, 2015
(Dollars in thousands)
(Unaudited)

Period	Number of Leases(a)	Total CSF Signed(b)	Total kW Signed(c)	Total MRR Signed ($000)(d)	Weighted Average Lease Term(e)
Q3'15	392	29,000	4,815	$1,112	57
Prior 4Q Avg.	330	46,250	5,797	$1,071	80
Q2'15	372	48,000	4,758	$1,119	90
Q1'15	326	60,000	9,759	$1,521	83
Q4'14	335	44,000	5,262	$950	69
Q3'14	287	33,000	3,410	$694	79

(a)	Number of leases represents each agreement with a customer. A lease agreement could include multiple spaces, and a customer could have multiple leases.

(b)	CSF represents the NRSF at an operating facility that is leased as colocation space, where customers locate their servers and other IT equipment.

(c)
Represents maximum contracted kW that customers may draw during lease period. Additionally, we can develop flexible solutions for our customers at multiple resiliency levels, and the kW signed is unadjusted for this factor.

(d)
Monthly recurring rent is defined as the average monthly contractual rent during the term of the lease. It includes the monthly impact of installation charges of approximately $0.1 million in each of Q1'15, Q2'15, and Q3'15.

(e)	Calculated on a CSF-weighted basis.

CyrusOne Inc.
New MRR Signed - Existing vs. New Customers
As of September 30, 2015
(Dollars in thousands)
(Unaudited)

(a)
Monthly recurring rent is defined as the average monthly contractual rent during the term of the lease. It includes the monthly impact of installation charges of approximately $0.1 million in each of Q1'15, Q2'15, and Q3'15.

CyrusOne Inc.
Customer Sector Diversification(a)
As of September 30, 2015
(Unaudited)

	Principal Customer Industry	Number of Locations	Annualized Rent(b)	Percentage of Portfolio Annualized Rent(c)	Weighted Average Remaining Lease Term in Months(d)
1	Information Technology	3	$16,008,787	3.8%	33.2
2	Telecommunication Services	2	14,844,397	3.5%	36.2
3	Energy	1	14,345,726	3.4%	30.0
4	Information Technology	1	14,328,254	3.4%	42.0
5	Research and Consulting Services	3	13,937,240	3.3%	26.6
6	Energy	5	13,475,409	3.2%	32.9
7	Telecommunications (CBI)(e)	7	10,986,108	2.6%	21.4
8	Information Technology	1	10,901,028	2.6%	112.8
9	Industrials	4	8,644,858	2.0%	17.7
10	Information Technology	2	7,948,270	1.9%	21.8
11	Financials	1	6,600,225	1.6%	56.0
12	Information Technology	1	6,253,109	1.5%	3.1
13	Financials	1	6,048,439	1.4%	74.0
14	Financials	2	5,903,924	1.4%	30.0
15	Financials	6	5,780,160	1.4%	57.1
16	Financials	3	5,642,101	1.3%	9.2
17	Energy	3	5,633,730	1.3%	9.9
18	Telecommunication Services	5	5,473,368	1.3%	43.0
19	Consumer Staples	1	5,026,531	1.2%	79.4
20	Energy	1	4,768,879	1.1%	48.4
			$182,550,543	43.2%	38.5

(a)	Customers and their affiliates are consolidated.

(b)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of September 30, 2015, multiplied by 12. For the month of September 2015, customer reimbursements were $49.5 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From October 1, 2013 through September 30, 2015, customer reimbursements under leases with separately metered power constituted between 9.0% and 14.2% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of September 30, 2015 was $431.7 million. Our annualized effective rent was greater than our annualized rent as of September 30, 2015 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

(c)	Represents the customer’s total annualized rent divided by the total annualized rent in the portfolio as of September 30, 2015, which was approximately $422.5 million.

(d)
Weighted average based on customer’s percentage of total annualized rent expiring and is as of September 30, 2015, assuming that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised because such payments approximate the profitability margin of leasing that space to the customer, such that we do not consider early termination to be economically detrimental to us.

(e)
Includes information for both Cincinnati Bell Technology Solutions (CBTS) and Cincinnati Bell Telephone and two customers that have contracts with CBTS. We expect the contracts for these two customers to be assigned to us, but the consents for such assignments have not yet been obtained. Excluding these customers, Cincinnati Bell Inc. and subsidiaries represented 2.1% of our annualized rent as of September 30, 2015.

CyrusOne Inc.
Lease Distribution
As of September 30, 2015
(Unaudited)

NRSF Under Lease(a)	Number of Customers(b)	Percentage of All Customers	Total Leased NRSF(c)	Percentage of Portfolio Leased NRSF	Annualized Rent(d)	Percentage of Annualized Rent
0-999	699	76%	142,485	6%	$69,355,155	16%
1,000-2,499	83	9%	131,283	5%	29,129,408	7%
2,500-4,999	54	6%	193,165	8%	38,347,173	9%
5,000-9,999	30	3%	215,101	9%	54,280,915	13%
10,000+	57	6%	1,716,494	72%	231,386,308	55%
Total	923	100%	2,398,528	100%	$422,498,959	100%

(a)	Represents all leases in our portfolio, including colocation, office and other leases.

(b)
Represents the number of customers occupying data center, office and other space as of September 30, 2015. This may vary from total customer count as some customers may be under contract, but have yet to occupy space.

(c)
Represents the total square feet at a facility under lease and that has commenced billing, excluding space held for development or space used by CyrusOne. A customer’s leased NRSF is estimated based on such customer’s direct CSF or office and light-industrial space plus management’s estimate of infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.

(d)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of September 30, 2015, multiplied by 12. For the month of September 2015, customer reimbursements were $49.5 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From October 1, 2013 through September 30, 2015, customer reimbursements under leases with separately metered power constituted between 9.0% and 14.2% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of September 30, 2015 was $431.7 million. Our annualized effective rent was greater than our annualized rent as of September 30, 2015 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

CyrusOne Inc.
Lease Expirations
As of September 30, 2015
(Unaudited)

Year(a)	Number of Leases Expiring(b)	Total Operating NRSF Expiring	Percentage of Total NRSF	Annualized Rent(c)	Percentage of Annualized Rent	Annualized Rent at Expiration(d)	Percentage of Annualized Rent at Expiration
Available		451,709	16%
Month-to-Month	240	23,335	1%	$4,982,351	1%	$4,982,351	1%
2015	317	246,107	8%	24,228,477	5%	24,228,477	5%
2016	1,453	368,734	13%	91,695,918	22%	92,544,807	21%
2017	1,012	371,947	13%	66,245,793	16%	67,669,151	15%
2018	885	369,096	13%	99,039,525	23%	103,985,611	23%
2019	267	353,545	12%	50,729,690	12%	53,383,303	12%
2020	226	303,510	11%	37,330,002	9%	40,033,892	9%
2021	190	101,132	4%	20,915,932	5%	22,127,022	5%
2022	17	43,890	2%	5,577,548	1%	5,966,909	2%
2023	49	59,602	2%	6,648,643	2%	8,533,803	2%
2024 - Thereafter	33	157,629	5%	15,105,080	4%	21,515,253	5%
Total	4,689	2,850,236	100%	$422,498,959	100%	$444,970,579	100%

(a)
Leases that were auto-renewed prior to September 30, 2015 are shown in the calendar year in which their current auto-renewed term expires. Unless otherwise stated in the footnotes, the information set forth in the table assumes that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised.

(b)	Number of leases represents each agreement with a customer. A lease agreement could include multiple spaces and a customer could have multiple leases.

(c)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of September 30, 2015, multiplied by 12. For the month of September 2015, customer reimbursements were $49.5 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From October 1, 2013 through September 30, 2015, customer reimbursements under leases with separately metered power constituted between 9.0% and 14.2% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of September 30, 2015 was $431.7 million. Our annualized effective rent was greater than our annualized rent as of September 30, 2015 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

(d)	Represents the final monthly contractual rent under existing customer leases that had commenced as of September 30, 2015, multiplied by 12.